News Release
For Immediate Release

Orgenesis Appoints Leading Diabetes Expert, Camillo Ricordi, M.D., to Scientific Advisory Board

White Plains, NY – November 27, 2012 – Orgenesis Inc. (OTCBB:ORGS) (“Orgenesis” or the “Company”), a development-stage company with a novel therapeutic technology dedicated to converting a patient’s own liver cells into functioning insulin-producing cells as a treatment for diabetes, is pleased to announce the appointment of Camillo Ricordi, M.D., to its Scientific Advisory Board.

Considered one of the world’s leading experts in cell transplantation, Dr. Ricordi is the Stacy Joy Goodman Professor of Surgery, Distinguished Professor of Medicine, Professor of Biomedical Engineering, and Microbiology and Immunology at the University of Miami Diabetes Research Institute. He also serves as Director of the Diabetes Research Institute Cell Transplant Center and Responsible Head of the NIH-funded cGMP Human Cell Processing Facility.

Among his many accomplishments, Dr. Ricordi developed the automated method for islet cell isolation called the "Ricordi Method”. He has served as President of the Cell Transplant Society, Co-founder and Chairman of the National Diabetes Research Coalition, Co-founder and President of the International Association for Pancreas and Islet Transplantation and a member of the council of the Transplantation Society. Dr. Ricordi has authored over 600 scientific publications and has been awarded 11 patents as an inventor. Dr. Ricordi completed his graduate and post-graduate studies at the University of Milan, Italy.

Dr. Ricordi currently serves as Co-Editor in Chief of Cell Transplantation.

“At the Diabetes Research Institute we are fully committed to develop a biological cure for diabetes in the fastest and most efficient way possible, helping scientists and their promising projects worldwide with the highest collaborative spirit. I am glad to be able to assist Orgenesis to further develop, assess and verify the potential of their promising technology. If successful, the proposed strategy may answer the longstanding call for a solution to restore normal insulin production in people with diabetes", commented Dr. Ricordi. “Accordingly, I am very pleased to be joining the Orgenesis Scientific Advisory Board and look forward to contributing to their efforts to advance this potentially breakthrough treatment.”

“We are honored to have Dr. Ricordi join our Scientific Advisory Board,” said Orgenesis CEO, Jacob BenArie. “Dr. Ricordi brings a tremendous amount of clinical and scientific expertise and we know that his guidance will prove invaluable to Orgenesis.”

About Orgenesis Inc.

Orgenesis (OTCBB: ORGS) is a development stage company with a novel therapeutic technology that employs a molecular and cellular approach directed at converting a patient's own liver cells into functional insulin producing cells, as a treatment for diabetes. The Company believes that converting the diabetic patient's own tissue into insulin-producing cells overcomes the problem of donor shortage and removes the risk of transplant rejection. If successful, this could mean the end of diabetes, as we now know it. For more information visit: www.orgenesis.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" which are not purely historical. Such forward-looking statements include, among other things, the expectations of management that our regeneration technology can be developed as therapeutic treatment for diabetes, and that its success will be a breakthrough towards the end of diabetes as we know it. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to pass clinical trials so as to move on to the next phase, our ability to retain key employees and our ability to finance development or satisfy the rigorous regulatory requirements for new medical procedures. Competitors may develop better or cheaper alternatives to our products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should refer to the risk factors disclosure outlined in our periodic reports filed from time-to-time with the Securities and Exchange Commission.

On Behalf of the Board
Orgenesis Inc.

Vered Caplan, Chairperson

Investor Contact:

Stephen Kilmer
Kilmer Lucas Inc.
T: 212-618-6347
stephen@kilmerlucas.com

Media Contact:

Leonard Zehr
Kilmer Lucas Inc.
T: (416) 833-9317
leonard@kilmerlucas.com